Exhibit 10.3

THIS WARRANT AND THE SECURITIES ISSUABLE UPON THE EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES. THIS WARRANT AND THE SECURITIES ISSUABLE UPON THE EXERCISE OF THIS WARRANT MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED EXCEPT PURSUANT TO A REGISTRATION STATEMENT IN EFFECT UNDER THE SECURITIES ACT OR PURSUANT TO AN EXEMPTION FROM REGISTRATION THEREUNDER, IN EACH CASE IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF SUCH STATES OR OTHER JURISDICTIONS, AND, IN THE CASE OF A TRANSACTION EXEMPT FROM REGISTRATION, SUCH SECURITIES MAY ONLY BE TRANSFERRED IF THE COMPANY HAS RECEIVED DOCUMENTATION REASONABLY SATISFACTORY TO IT THAT SUCH TRANSACTION DOES NOT REQUIRE REGISTRATION UNDER THE SECURITIES ACT.

THE REGISTERED HOLDER OF THIS WARRANT, BY ITS ACCEPTANCE HEREOF, AGREES THAT IT WILL NOT SELL, TRANSFER OR ASSIGN THIS WARRANT EXCEPT AS HEREIN PROVIDED.

FORM OF WARRANT TO PURCHASE COMMON STOCK

For the Purchase of Up to 13,000,000 Shares of Common Stock

of

outdoor holding Company

1. Warrant. This Warrant to Purchase Common Stock (this “Warrant”), issued on [●] (the “Issuance Date”), hereby certifies that, for value received by Outdoor Holding Company, a Delaware corporation, formerly known as AMMO, Inc., (the “Company”), GDI Air III LLC (the “Holder”), as registered owner of this Warrant, is entitled, at any time or from time to time on or after the Issuance Date and at or before 5:00 p.m., Eastern Time, on [●]1 (the “Expiration Time”), but not thereafter, to subscribe for, purchase and receive, in whole or in part, up to 13,000,000 shares of the Company’s Common Stock (as may be adjusted pursuant to Article 6, the “Warrant Shares”), at a price per Warrant Share equal to $1.00 (as may be adjusted pursuant to Article 6, the “Exercise Price”), subject to the terms and conditions set forth herein.

2. Exercise. Holder may exercise this Warrant, in whole or in part, in accordance with the procedures set forth in this Article 2 below.

2.1 Conditions to Exercise.

2.1.1 Vesting Conditions. Subject to Section 2.1.2, this Warrant shall become exercisable, and the underlying Warrant Shares shall be issued pursuant to any exercise, on or after [●].2

2.1.2 Accelerated Vesting. Without limitation of the provisions of Section 6.3 hereof, this Warrant shall immediately and automatically vest and be exercisable without the above restrictions upon the earliest to occur of any of the following events: (i) the Company terminates its business, liquidates, dissolves, or winds up its operations; (ii) a petition for bankruptcy, reorganization, liquidation, consolidation or arrangement, a receivership proceeding, an assignment for the benefit of creditors, or a similar proceeding is filed by or against the Company pursuant to federal bankruptcy law or any similar federal or state law, (iii) the Company otherwise ceases to operate as a going concern; or (iv) the Company (whether through the Board, the Company’s officers, its shareholders, or otherwise) authorizes the taking of any of the actions described in the foregoing clauses (i) – (iii).

1 Note to Draft: To be the fifth anniversary of the Issuance Date.

2 Note to Draft: To be the first anniversary of the Issuance Date.

2.2 Exercise Form. In order to exercise this Warrant, the form of Notice of Exercise attached hereto as Annex A (the “Exercise Form”) must be duly executed and completed and delivered to the Company, together with this Warrant for the surrender and cancellation thereof, and if a cash exercise is elected, payment of the Exercise Price for the Warrant Shares being purchased paid in cash by wire transfer of immediately available funds to an account designated by the Company or by certified check or official bank check (each date on which all such items are delivered to the Company, an “Exercise Date”). Partial exercises of this Warrant resulting in purchases of a portion of the total number of Warrant Shares available hereunder shall have the effect of lowering the outstanding number of Warrant Shares purchasable hereunder in an amount equal to the applicable number of Warrant Shares purchased plus the number of Warrant Shares deemed surrendered for Exercise Price in a net settlement or cashless exercise pursuant to Section 2.3. Holder and the Company shall maintain records showing the number of Warrant Shares purchased and the date of such purchases. Any rights represented hereby that have not been exercised by the Expiration Time shall become and be void without further force or effect, and all rights to exercise this Warrant represented hereby shall cease and expire at the Expiration Time. If the date on which the Expiration Time is set to occur is not a Business Day, then the Expiration Time shall be deemed to be extended to 5:00 p.m., Eastern Time, on the next succeeding Business Day.

2.3 Cashless Exercise. Holder may elect in its sole discretion to exercise this Warrant through a cashless exercise in lieu of paying the Exercise Price in cash, pursuant to which Holder shall be entitled to receive the number of Warrant Shares computed using the following formula:

X = Y (A-B)

A

Where X = the number of Warrant Shares to be issued to Holder by the Company

Y = the number of Warrant Shares that Holder elects to purchase under this Warrant (as of the date of such calculation)

A = the Per Share Price (as of the date of such calculation)

B = the Exercise Price (as may be adjusted pursuant to Article 6).

2.4 Restrictions on Transferability of Warrant Shares.

2.4.1 Except as otherwise provided in this Agreement or upon the prior written approval by a majority of the disinterested and independent members of the Board (such approval not to be unreasonably withheld), the Holder shall not sell, assign, transfer or otherwise distribute any Warrant Shares during the period commencing on the Issuance Date and continuing for a period of four (4) years, provided that:

(a)	On or after the first anniversary of the Issuance Date, up to twenty-five percent (25%) of the total shares of the Company’s Common Stock issued and issuable under all the warrants issued to the Holder on the date hereof (the “Total Issuable Shares”) may be sold, assigned, transferred, or otherwise distributed;

(b)	On or after the second anniversary of the Issuance Date, an additional twenty-five percent (25%) of the Total Issuable Shares (cumulatively, with shares of Common Stock that may be transferred pursuant to clause (a) above, up to fifty percent (50%) of the Total Issuable Shares) may be sold, assigned, transferred, or otherwise distributed; and

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(c)	On or after the third anniversary of the Issuance Date, an additional twenty-five percent (25%) of the Total Issuable Shares (cumulatively, with shares of Common Stock that may be transferred pursuant to clauses (a) and (b) above, up to seventy-five percent (75%) of the Total Issuable Shares) may be sold, assigned, transferred, or otherwise distributed.

2.4.2 Any purported sale, assignment, transfer, or distribution inconsistent with this Section 2.5 shall be null and void ab initio.

3. Delivery of Warrant Shares.

3.1 As promptly as reasonably practicable on or after an Exercise Date, and in any event within three (3) Business Days thereafter, the Company shall cause the Transfer Agent to issue book-entry interests representing the number of Warrant Shares exercised on such Exercise Date to the account designated by Holder in the Exercise Form. Such issuance and delivery shall be made without charge to Holder for any issue or transfer tax (other than any such taxes in respect of any transfer by Holder to another person occurring contemporaneously therewith), Transfer Agent fee or other incidental expense in respect of the issuance, all of which such taxes and expenses shall be paid by the Company.

3.2 Legend. Other than as provided below, the Warrant Shares issued upon the exercise of this Warrant shall bear a legend as follows:

“THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES. THESE SECURITIES MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED EXCEPT PURSUANT TO A REGISTRATION STATEMENT IN EFFECT UNDER THE SECURITIES ACT OR PURSUANT TO AN EXEMPTION FROM REGISTRATION THEREUNDER, IN EACH CASE IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF SUCH STATES OR OTHER JURISDICTIONS, AND, IN THE CASE OF A TRANSACTION EXEMPT FROM REGISTRATION, SUCH SECURITIES MAY ONLY BE TRANSFERRED IF THE COMPANY HAS RECEIVED DOCUMENTATION REASONABLY SATISFACTORY TO IT THAT SUCH TRANSACTION DOES NOT REQUIRE REGISTRATION UNDER THE SECURITIES ACT.

THESE SECURITIES ARE SUBJECT TO THE RESTRICTIONS ON TRANSFER DESCRIBED IN SECTION 2.5 OF THE WARRANT DATED [●].”

The (i) first paragraph of the legend on any Warrant Shares covered by this Agreement shall be removed if (a) such Warrant Shares are sold pursuant to an effective registration statement, (b) a registration statement covering the resale of such Warrant Shares is effective under the Securities Act and the Holder of such Warrant Shares and its broker deliver to the Company a representation letter agreeing that such Warrant Shares will be sold under such effective registration statement, or (c) subject to the restrictions in Article 4, such Warrant Shares are being sold, assigned or otherwise transferred pursuant to Rule 144 under the Securities Act; provided, that with respect to clause (c) above, the Company has received all necessary documentation and evidence (which may include an opinion of counsel) as may reasonably be required by the Company to confirm that the legend may be removed under applicable securities law and (ii) the second paragraph of the legend on any Warrant Shares shall be removed upon request of the Holder when such Warrant Shares are transferable pursuant to Section 2.5 of this Warrant. The Company shall cooperate with the Holder to effect removal of the legend on such Warrant Shares pursuant to this Section 3.2 as soon as reasonably practicable after delivery of notice from such Holder that the conditions to removal are satisfied (together with any documentation required to be delivered by such Holder and its broker pursuant to the immediately preceding sentence). The Company shall bear all direct costs and expenses associated with the removal of a legend pursuant to this Section 3.2; provided, that the Holder shall be responsible for all legal fees and expenses of counsel incurred by Holder.

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4. Transfer.

4.1 General Restrictions. Holder may sell, transfer, assign, pledge or hypothecate (“Transfer”) this Warrant, in whole or in part only upon the prior written approval by a majority of the disinterested and independent members of the Board (such approval not to be unreasonably withheld) and, subject to compliance with applicable securities laws and the terms of this Warrant; provided, however, that no such approval will be required for, in the case of a Holder who is a natural person, a transfer by such Holder made for bona fide estate planning purposes, either during his or her lifetime or on death by will or intestacy or any transfer to his or her spouse, child (natural or adopted), or any other direct lineal descendant of such Holder (or his or her spouse) (all of the foregoing collectively referred to as “family members”) or any custodian or trustee of any trust, partnership, or limited liability company for the benefit of, or the ownership interests of which are owned wholly by, such Holder or any such family members. In order to make any Transfer, Holder must deliver to the Company the form of Notice of Transfer attached hereto as Annex B (the “Transfer Form”), duly executed and completed by Holder, together with this Warrant for the surrender and cancellation thereof and remit the payment of all transfer taxes, if any, payable in connection therewith. Within five (5) Business Days of the Company’s receipt of such Transfer Form, this Warrant and reasonably satisfactory evidence of the remittal of payment for all applicable transfer taxes, if any, the Company shall transfer the rights under this Warrant, in whole or in part, on the books of the Company, cancel this Warrant and execute and deliver a new warrant or warrants of like tenor to the appropriate Transferee(s) expressly evidencing the right to purchase the aggregate number of Warrant Shares Transferred pursuant to this Section 4.1 (subject to the execution thereof by such Transferee(s)) and, if applicable, to Holder in accordance with Section 5.1.

4.2 Restrictions Imposed by the Securities Act. The Warrant Shares issuable upon the exercise hereof shall not be Transferred unless and until: (a) the Company has received evidence (which may consist of an opinion of counsel) reasonably acceptable to the Company that the securities may be transferred pursuant to an exemption from registration under the Securities Act and applicable state securities laws, the availability of which is established to the reasonable satisfaction of the Company; or (b) a registration statement or a post-effective amendment to a registration statement relating to the offer and sale of such securities has been filed by the Company and declared effective by the Commission and compliance with applicable state securities law has been established to the Company’s satisfaction, acting reasonably and in good faith.

5. New Warrant to be Issued.

5.1 Partial Exercise or Transfer. Subject to the restrictions in Article 2 and Article 4, this Warrant may be exercised or Transferred in whole or in part. In the event that the exercise or the Transfer hereof is in part only, upon surrender of this Warrant for cancellation, together with the duly executed Exercise Form or Transfer Form, as applicable, and funds sufficient to pay any Exercise Price, the Company shall cause to be delivered to Holder without charge a new warrant of like tenor to this Warrant in the name of Holder evidencing the right of Holder to purchase the number of Warrant Shares purchasable hereunder as to which this Warrant has not been exercised or Transferred (subject to Holder’s execution thereof).

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5.2 Lost Certificate. Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant, including a certification by Holder thereof, and of reasonably satisfactory indemnification or the posting of a bond, the Company shall execute and deliver a new warrant of like tenor and date (subject to Holder’s execution thereof). Any such new warrant executed and delivered as a result of such loss, theft, mutilation or destruction shall constitute a substitute contractual obligation on the part of the Company.

5.3 Warrant Register. The Warrant Agent shall maintain books (the “Warrant Register”) for the registration of original issuance and the registration of transfer of the Warrants. Upon the initial issuance of the Warrants, the Warrant Agent shall issue and register the Warrants in the names of the respective holders thereof in such denominations and otherwise in accordance with instructions delivered to the Warrant Agent by the Company. All of the Warrants shall initially be uncertificated and maintained in book-entry form by the Warrant Agent. In the event that the Warrants are not eligible for, or it is no longer necessary to have the Warrants available in, book-entry form, the Company shall instruct the Warrant Agent to deliver to the Holder definitive certificates in physical form evidencing such Warrants (“Definitive Warrant Certificate”).

5.4 Registered Holder. Prior to due presentment for registration of transfer of any Warrant, the Company and the Warrant Agent may deem and treat the person in whose name such Warrant is registered in the Warrant Register (the “Registered Holder”) as the absolute owner of such Warrant and of each Warrant represented thereby (notwithstanding any notation of ownership or other writing on a Definitive Warrant Certificate made by anyone other than the Company or the Warrant Agent), for the purpose of any exercise thereof, and for all other purposes, and neither the Company nor the Warrant Agent shall be affected by any notice to the contrary.

6. Adjustments.

6.1 Adjustments to Number of Warrant Shares. At any time after [●], 2025,3 in the event that the Company (a) pays a dividend in shares of Common Stock or makes a distribution in shares of Common Stock or any other equity or equity equivalent security payable in shares of Common Stock to holders of its outstanding Common Stock, (b) subdivides (by any split, recapitalization or otherwise) its outstanding shares of Common Stock into a greater number of shares Common Stock or (c) combines (by any combination, reverse split or otherwise) its outstanding shares of Common Stock into a smaller number of shares of Common Stock, then the remaining number of Warrant Shares issuable upon the exercise of this Warrant in full immediately prior to any such dividend, distribution, subdivision or combination shall be proportionately adjusted such that Holder will thereafter receive upon exercise in full of this Warrant the aggregate number of Warrant Shares that Holder would have owned immediately following such action if this Warrant had been exercised in full immediately before the record date, if any, for such action. Any adjustment made pursuant to this Section 6.1 shall become effective immediately after the effective date of such event retroactive to the record date, if any, for such event.

6.2 Rights Offerings. In addition to any adjustments pursuant to Section 6.1 above, if at any time the Company grants, issues or sells any Common Stock equivalents or rights to purchase stock, warrants or securities or other property pro rata to all (or substantially all) of the record holders of any class of shares of Common Stock (“Purchase Rights”), then Holder will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which Holder would have acquired if Holder had held the number of shares of Common Stock acquirable upon complete exercise of this Warrant (without regard to any limitations on exercise hereof) immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record date is taken, the date as of which the record holders of shares of Common Stock are to be determined for the grant, issuance or sale of such Purchase Rights.

3 Note to Draft: To be the issuance date of Warrant No. 1

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6.3 Extraordinary Transactions. If the Company effects any Extraordinary Transaction, then upon consummation of such Extraordinary Transaction, this Warrant shall automatically become fully vested and exercisable for the kind and amount of securities, cash or other assets which Holder would have owned immediately upon the consummation of such Extraordinary Transaction if Holder had exercised in full this Warrant immediately before the consummation of such Extraordinary Transaction. If holders of Common Stock are given any choice as to the kind or amount of securities, cash or other assets receivable upon the consummation of such Extraordinary Transaction, then Holder shall be given the same choice as to such consideration it receives upon any exercise of this Warrant upon the consummation of such Extraordinary Transaction. For the avoidance of doubt, if this Section 6.3 applies to the transaction, Section 6.1 shall not apply.

6.4 Adjustments to Exercise Price. Upon any adjustment to the number of Warrant Shares subject to this Warrant pursuant to this Article 6, the Exercise Price shall be adjusted concurrently therewith to equal the product of (a) the Exercise Price (as it may have been previously adjusted pursuant to this Section 6.4) and (b) a fraction, the numerator of which is the total number of Warrant Shares subject to issuance upon the exercise of this Warrant in full before giving effect to such adjustment, and the denominator of which is the total number of Warrant Shares subject to issuance upon the exercise of this Warrant as so adjusted pursuant to this Article 6.

6.5 No Changes in Form of Warrant. This Warrant need not be amended or modified because of any adjustment pursuant to this Article 6, and any Warrant issued after the occurrence of an event requiring an adjustment under this Article 6 may state the same Exercise Price and the same number of Warrant Shares as are stated in this Warrant, subject to Section 5.1. The acceptance by Holder of the issuance of any new warrant reflecting a required or permissive change shall not be deemed to waive any rights to an adjustment occurring after the Issuance Date or the computation thereof.

6.6 Elimination of Fractional Interests. The Company shall not be required to issue fractional shares of Common Stock upon the exercise of this Warrant, nor shall it be required to issue scrip or pay cash in lieu of any fractional interests, it being the intent of the parties that all fractional interests shall be eliminated by rounding any fraction up or down, as the case may be, to the nearest whole number of Warrant Shares or other securities, properties or rights.

7. Reservation. The Company shall at all times reserve and keep available out of its authorized shares of Common Stock, solely for the purpose of issuance upon exercise of this Warrant, such number of Warrant Shares as shall be issuable upon the full exercise of this Warrant. The Company covenants and agrees that, upon exercise of this Warrant and payment of the Exercise Price therefor (whether in cash or by the cashless exercise procedure described in Section 2.3), in accordance with the terms hereof, all Warrant Shares and other securities issuable upon such exercise shall be duly and validly issued, fully paid and non-assessable.

8. Representations and Warranties of Holder. Holder hereby represents and warrants to, acknowledges to and agrees with the Company as of the date hereof and, with respect to Sections 8(d) through 8(j), as of each Exercise Date that:

(a)	Authorization and Enforceability. Holder has the requisite power and authority to execute and deliver this Warrant and to consummate the transactions contemplated hereby. This Warrant has been duly executed and delivered by Holder and constitutes a valid and binding obligation of Holder, enforceable against Holder in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy or other similar Laws affecting the rights and remedies of creditors generally as well as to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

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(b)	No Violation. The execution, delivery and performance by Holder of this Warrant do not and will not, with or without notice or the passage of time or both: (i) conflict with or violate or breach the terms of, result in a default under, result in the creation of any lien under or give rise to any right of termination, cancellation, forfeiture, suspension, adverse modification, or acceleration under any note, bond, mortgage, indenture, credit agreement or other contract to which Holder is a party or by which it is bound; (ii) violate any judgment, order, ruling, regulation or decree applicable to Holder as a party in interest; or (iii) violate any Law applicable to Holder or any of its assets, except any matters which would not have a material adverse effect on the ability of Holder to consummate the transactions contemplated hereby.

(c)	Consents, Approvals or Waivers. All consents, approvals, authorizations or waivers from, and any registrations or filings with or notifications to, any Governmental Authority required on the part of Holder in connection with Holder’s execution, delivery or performance of this Warrant and the consummation of the transactions contemplated hereby have been obtained and are effective as of the date hereof.

(d)	Investment Intent. Holder understands that this Warrant and the Warrant Shares, as applicable, are “restricted securities” and as of the date hereof, have not been registered under the Securities Act or any applicable federal and state securities laws. Holder is acquiring this Warrant and, upon exercise of this Warrant, the Warrant Shares, as principal for its own account for investment purposes only and not with a view to or for distributing or reselling such Warrant or Warrant Shares, as applicable, has no present intention of distributing any of such Warrant or Warrant Shares, as applicable, and has no arrangement or understanding with any other Persons regarding the distribution of such Warrant or Warrant Shares, as applicable, in any transaction in violation of the applicable federal and state securities laws in the United States (this representation and warranty not limiting Holder’s right to sell or otherwise dispose of this Warrant or the Warrant Shares, as applicable, in compliance with applicable federal and state securities laws in the United States and in compliance with other agreed restrictions). Holder does not have any agreement or understanding, directly or indirectly, with any Person to distribute any part of this Warrant or the Warrant Shares, as applicable. Holder understands and acknowledges that this Warrant and the Warrant Shares, as applicable, may be subject to certain resale restrictions under applicable securities laws. Holder also acknowledges that it has been advised to consult its own legal counsel with respect to applicable resale restrictions and that it is solely responsible for complying with such restrictions (and that, without limiting the representations and warranties made by the Company in this Warrant, the Company is not in any manner responsible for ensuring compliance by Holder with such restrictions).

(e)	Holder Status. Holder is an “accredited investor” as defined in Rule 501(a) under the Securities Act.

(f)	Legends. Holder understands that the Warrant Shares will bear a restrictive legend at such time as set forth in Section 3.2.

(g)	Experience of Holder. Holder, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in this Warrant and the Warrant Shares, as applicable, and has so evaluated the merits and risks of such investment. Holder is able to bear the economic risk of an investment in this Warrant and the Warrant Shares, as applicable, and, at the present time, is able to afford a complete loss of such investment.

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(h)	Access to Information. Holder acknowledges that it has been afforded (i) the opportunity to ask such questions as it has deemed necessary of, and to receive answers from, representatives of the Company concerning the terms and conditions of the offering of this Warrant and the Warrant Shares and the merits and risks of investing in this Warrant and the Warrant Shares; (ii) access to information about the Company and its financial condition, results of operations, business, properties, management and prospects sufficient to enable it to evaluate its investment; (iii) the opportunity to obtain such additional information that the Company possesses or can acquire without unreasonable effort or expense that is necessary to make an informed investment decision with respect to this Warrant and the purchase of the Warrant Shares; and (iv) the opportunity to ask questions of management. Holder has sought such accounting, legal and tax advice as it has considered necessary to make an informed decision with respect to its acquisition of this Warrant and the Warrant Shares, as applicable. This Section 8(h) is not intended to, and shall not, limit the representations and warranties made by the Company in this Warrant.

(i)	Independent Investment Decision. Holder has independently evaluated the merits of its decision to enter into this Warrant and purchase the Warrant Shares, as applicable, and Holder confirms that it has not relied on the advice of any other Person’s business and/or legal counsel in making such decision. Holder understands that nothing in this Warrant or any other materials presented by or on behalf of the Company to such Holder in connection with this Warrant or the purchase of the Warrant Shares, as applicable, constitutes legal, tax or investment advice. Holder has consulted such legal, tax and investment advisors as it, in its sole discretion, has deemed necessary or appropriate in connection with this Warrant and its purchase of the Warrant Shares, as applicable. Notwithstanding anything contained herein to the contrary, Holder acknowledges that the Company and its representatives may possess Non-Public Information not known to Holder that may be material to a reasonable investor, such as Holder, when making investment decisions, including the decision to enter into this Warrant or exercise this Warrant, and Holder’s decision to enter into this Warrant or exercise this Warrant, as applicable, is being made with full recognition and acknowledgment that the Company is privy to Non-Public Information, irrespective of whether such Non-Public Information has been provided to Holder. This Section 8(i) is not intended to, and shall not, limit the representations and warranties made by the Company in this Warrant.

(j)	No Reliance. Holder has not relied on any representation or warranty in connection with this Warrant or purchase of the Warrant Shares, as applicable, other than those contained in this Warrant.

9. Representations and Warranties of the Company. The Company hereby represents and warrants to Holder as follows as of the date of this Warrant:

(a)	Organization; Existence and Qualification. The Company is duly incorporated and is validly existing and in good standing under the Laws of the state of its formation, is duly qualified to do business and is in good standing in each jurisdiction in which it is required to qualify in order to conduct its business, except where the failure to so qualify would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

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(b)	Authorization and Enforceability.

i.	The Company has the requisite power and authority to execute and deliver this Warrant and to consummate the transactions contemplated hereby. The execution, delivery and performance by the Company of this Warrant and the consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action on the part of the Company.

ii.	(A) This Warrant has been duly executed and delivered by the Company and (B) this Warrant constitutes the valid and binding obligations of the Company, enforceable against the Company in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar Laws affecting the rights and remedies of creditors generally as well as to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

(c)	No Violation. The execution, delivery and performance by the Company of this Warrant do not, and the consummation of the transactions contemplated hereby will not, with or without notice or the passage of time or both: (i) violate any provision of the organizational documents of the Company; (ii) violate or breach the terms of, result in a default under, result in the creation of any lien, or give rise to any right of termination, cancellation, forfeiture, suspension, adverse modification, or acceleration under (x) any note, bond, mortgage, indenture or credit agreement to which the Company is a party and (y) any other contract to which the Company is a party or by which it is bound or to which any of its assets are subject; (iii) violate any judgment, order, ruling, regulation or decree applicable to the Company or any of its properties or assets; or (iv) violate any Law applicable to the Company or any of its properties or assets, except for matters described in clauses (ii), (iii) or (iv) above which would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

(d)	Consents, Approvals or Waivers. The execution, delivery and performance by the Company of this Warrant (including the authorization, issuance and delivery of the Warrant Shares) will not be subject to or require any consent, approval, authorization, or waiver from, or any registration or filing with or notification to, any Person, except for (i) filings required by federal and state securities laws, (ii) the approval for listing on Nasdaq of the Warrant Shares; (iii) the approval of the Company’s stockholders, if required pursuant to Nasdaq listing rules or otherwise; and (iv) such consents as have been obtained or where the failure of the Company to obtain or make any such consent, approval, authorization, order, filing or registration would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

10. No Rights as Shareholder until Exercise. This Warrant does not entitle Holder to any voting rights, rights to receive dividends or other rights as a shareholder of the Company prior to the exercise hereof.

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11. Certain Notice Requirements.

11.1 Holder’s Right to Receive Notice. If at any time prior to the earlier to occur of the Expiration Time or the exercise of this Warrant in full, any of the events described in Section 11.2 shall occur, then, in one or more of said events, the Company shall give Holder written notice of such event at least five (5) Business Days prior to the date fixed as a record date or the date of closing the transfer books for the determination of the shareholders entitled to such dividend, distribution, conversion or exchange of securities or subscription rights, or entitled to vote on such proposed dissolution, liquidation, winding up sale, or Extraordinary Transaction. Such notice shall specify such record date or the date of the closing of the transfer books, as the case may be. Without limiting the foregoing, the Company shall deliver to Holder a copy of each notice given to any of the other shareholders of the Company at the same time and in the same manner that any such notice is given to the shareholders.

11.2 Events Requiring Notice. The Company shall be required to give the notice described in this Article 11 upon one or more of the following events: (a) if the Company shall take a record of the holders of its Common Stock for the purpose of entitling them to receive any dividend or other distribution, (b) the Company shall offer to all or any of the holders of its Common Stock any additional shares of capital stock of the Company or securities convertible into or exchangeable for shares of capital stock of the Company, or any option, right or warrant to subscribe therefor, (c) a dissolution, liquidation or winding up of the Company (other than in connection with a consolidation or share reconstruction or amalgamation) or a sale of all or substantially all of its property, assets and business shall be proposed; or (d) the Company shall agree to enter into any Extraordinary Transaction.

11.3 Notice of Change in Exercise Price. The Company shall, promptly after an event requiring an adjustment pursuant to Article 6, send notice to Holder, which shall describe such event causing the change and the method of calculating same.

11.4 Transmittal of Notices. All notices that are required or may be given pursuant to this Warrant shall be sufficient in all respects if given in writing. Any such notice shall be deemed given (a) when made, if made by hand delivery, and upon confirmation of receipt, if made by electronic mail transmission, (b) one (1) Business Day after being deposited with a next-day courier, postage prepaid or (c) three (3) Business Days after being sent certified or registered mail, return receipt requested, postage prepaid, in each case addressed as follows:

If to Holder:

Steven F. Urvan

7491 N. Federal Hwy Ste C5

Pmb 379

Boca Raton, FL 33487-1658

Email: steve@50x50.com

with a copy (which shall not constitute notice) to:

Goulston & Storrs PC

730 Third Avenue, 12th Floor

New York, New York 10017

Attention: Nicholas Cutaia, Esq.

Email: ncutaia@goulstonstorrs.com

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If to the Company:

Outdoor Holding Company

C/O Jordan Christensen

General Counsel

7681 Gray Rd

Scottsdale, Arizona 85260

Email: Jordan.Christensen@outdoorholding.com

with a copy (which shall not constitute notice) to:

Haynes and Boone, LLP

2801 N. Harwood St., Suite 2300

Dallas, Texas 75201

Attention: Rosebud Nau

Email: rosebud.nau@haynesboone.com

12. Miscellaneous.

12.1 Amendments. The terms of this Warrant may be amended only with the written consent of the Company and Holder.

12.2 Headings. The headings contained herein are for the sole purpose of convenience of reference, and shall not in any way limit or affect the meaning or interpretation of any of the terms or provisions of this Warrant.

12.3 Entire Agreement. This Warrant (together with the other agreements and documents being delivered pursuant to or in connection with this Warrant) constitutes the entire agreement of the parties hereto with respect to the subject matter hereof, and supersedes all prior agreements and understandings of the parties, oral and written, with respect to the subject matter hereof.

12.4 Binding Effect. This Warrant shall inure solely to the benefit of, and shall be binding upon, Holder and the Company and their permitted assignees, respective successors, legal representatives and assigns, and no other Person shall have or be construed to have any legal or equitable right, remedy or claim under or in respect of or by virtue of this Warrant or any provisions herein contained.

12.5 Applicable Law. This Warrant and any claim, controversy or dispute arising under or related to this Warrant shall be governed by, and construed in accordance with the Laws of, the State of Delaware without regard to its principles regarding conflicts of law.

12.6 Jurisdiction. Each party hereto hereby irrevocably and unconditionally submits to the exclusive jurisdiction of the Court of Chancery of the State of Delaware and, in the event that the Court of Chancery does not have subject matter jurisdiction over the dispute, in any state or federal court of competent jurisdiction in the state of Delaware, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Warrant, or for recognition or enforcement of any judgment in connection therewith, and each party hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such courts, to the fullest extent permitted by applicable Law.

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12.7 Waiver of Venue. Each party hereto hereby irrevocably and unconditionally waives, to the fullest extent permitted by applicable Law, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Warrant in any court referred to in Section 12.6. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by applicable Law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

12.8 Service of Process. Each party hereto irrevocably consents to service of process in any action or proceeding arising out of or relating to this Warrant in the manner provided for notices in Section 11.4. Nothing herein shall affect the right of any party hereto to serve process in any other manner permitted by applicable Law.

12.9 Waiver of Jury Trial. TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAW THAT CANNOT BE WAIVED, EACH PARTY HEREBY IRREVOCABLY WAIVES AND COVENANTS THAT IT WILL NOT ASSERT (WHETHER AS PLAINTIFF, DEFENDANT OR OTHERWISE) ANY RIGHT TO TRIAL BY JURY IN ANY FORUM IN RESPECT OF ANY ISSUE, CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING IN WHOLE OR IN PART UNDER, RELATED TO, BASED ON, OR IN CONNECTION WITH, THIS WARRANT OR THE SUBJECT MATTER HEREOF, WHETHER NOW EXISTING OR HEREAFTER ARISING AND WHETHER SOUNDING IN TORT OR CONTRACT OR OTHERWISE. ANY PARTY MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION 12.9 WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF EACH SUCH PARTY TO THE WAIVER OF ITS RIGHT TO TRIAL BY JURY.

12.10 Waiver, etc. The failure of the Company or Holder to at any time enforce any of the provisions of this Warrant shall not be deemed or construed to be a waiver of any such provision, nor to in any way affect the validity of this Warrant or any provision hereof or the right of the Company or Holder to thereafter enforce each and every provision of this Warrant. No waiver of any breach, non-compliance or non-fulfillment of any of the provisions of this Warrant shall be effective unless set forth in a written instrument executed by the party or parties against whom or which enforcement of such waiver is sought; and no waiver of any such breach, non-compliance or non-fulfillment shall be construed or deemed to be a waiver of any other or subsequent breach, non-compliance or non-fulfillment.

13. Defined Terms. As used herein:

“Business Day” means any day other than a Saturday, a Sunday or a day on which the banks are authorized or required by applicable Law to close in the City of New York, New York.

“Change in Control” means either: (a) the sale of all or substantially all of the Company’s assets, or (b) the sale of 50% or more of the total fair market value or total voting power of the stock of the Company to a Person, whether through a merger, acquisition, large stock sale, take private transaction or otherwise; provided that any Change in Control must satisfy the conditions of 26 U.S.C. § 409A(a)(2)(A)(v) and related regulations.

“Commission” means the U.S. Securities and Exchange Commission.

“Common Stock” means the common stock of the Company, par value $0.01 per share.

“Control” (including the terms “Controlled by” and “under common Control with”) with respect to any Person means the possession, directly or indirectly, of the power to exercise or determine the voting of more than fifty percent (50%) of the voting rights in a corporation, and, in the case of any other type of entity, the right to exercise or determine the voting of more than fifty percent (50%) of the equity interests having voting rights, or otherwise to direct or cause the direction of the management and policies of such Person, whether by contract or otherwise.

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“Extraordinary Transaction” means, whether through one transaction or a series of related transactions, any (a) recapitalization of the Company, (b) reclassification of the capital stock of the Company (other than (i) a change in par value, from par value to no par value, from no par value to par value or (ii) as a result of a stock dividend or subdivision, split up or combination of shares of Common Stock to which Section 6.1 applies), (c) consolidation or merger of the Company with and into another Person or of another Person with and into the Company (whether or not the Company is the surviving entity of such consolidation or merger), (d) sale or lease of all or substantially all of the Company’s assets (on a consolidated basis) or capital stock to another Person, (e) a Change in Control of the Company, or (f) any other similar transaction, in each case, that entitles the holders of Common Stock to receive (either directly or upon subsequent liquidation) stock, securities or assets (including cash) with respect to or in exchange for shares of Common Stock.

“Governmental Authority” means any federal, state, local or foreign government and/or any political subdivision thereof, including departments, courts, arbitrators, commissions, boards, bureaus, ministries, agencies or other instrumentalities.

“Laws” means all laws, statutes, constitutions, rules, regulations, ordinances, orders, decrees, requirements, judgments and codes of Governmental Authorities.

“Material Adverse Effect” means any material adverse effect on (a) the condition, financial or otherwise, or in the earnings, business or operations, whether or not arising from transactions in the ordinary course of business, of the Company and its subsidiaries, considered as one entity or (b) the Company’s ability to consummate the transactions contemplated hereby.

“Nasdaq” means the Nasdaq Capital Market.

“Per Share Price” means: (a) if the Company’s Common Stock is traded on a securities exchange, the Per Share Price shall be deemed to be the closing price of Company’s Common Stock as quoted on any exchange for the Trading Day immediately prior to the applicable Exercise Date, as reported by Bloomberg; (b) if the Company’s Common Stock is actively traded over-the-counter, the Per Share Price shall be deemed to be the closing bid or sales price, whichever is applicable, of the Company’s Common Stock for the Trading Day immediately prior to the applicable Exercise Date, as reported by Bloomberg; or (c) if neither clause (a) nor (b) above is applicable, the Per Share Price shall be determined in good faith by the disinterested members of the Board based on relevant facts and circumstances at the time of the cashless exercise under Section 2.3, including in the case of a change of control of the Company the consideration receivable by the holders of the Common Stock in such change of control, in each case of clauses (a) through (c) above, as may be adjusted pursuant to Article 6.

“Person” (including the term “Persons”) means any individual, partnership, firm, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture, Governmental Authority or other entity of whatever nature.

“Settlement Agreement” means the Agreement, dated May 21, 2025, by and among the Company; Speedlight Group I, LLC, a Delaware limited liability company and a wholly-owned subsidiary of the Company; Steven F. Urvan; and Richard R. Childress, Jared Smith, Fred W. Wagenhals, and Russell Williams Wallace, Jr. pursuant to a settlement of litigation pending in the Court of Chancery of the State of Delaware and styled Urvan v. AMMO, Inc., et al., Consol. C.A. No. 2023-0470-PRW and related counterclaims.

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“Securities Act” means the Securities Act of 1933, as amended.

“Trading Day” means, with respect to the Common Stock, each Monday, Tuesday, Wednesday, Thursday and Friday, other than any day on which securities are not generally traded on Nasdaq (or its successor) or such other principal securities exchange or inter-dealer quotation system on which the shares of Common Stock are then traded.

“Transfer Agent” means Securities Transfer Corporation, or such other entity as the Company may designate to act as the transfer agent for its Common Stock from time to time.

“Warrant Agent” means Securities Transfer Corporation, or such other entity as the Company may designate to act as the warrant agent from time to time.

[Signature Page Follows]

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IN WITNESS WHEREOF, the parties hereto have caused this Warrant to be duly executed as of the date hereof.

OUTDOOR HOLDING COMPANY

By:
Name:
Title:

GDI AIR III LLC

By:
Name:
Title:

[Signature Page to Warrant]

Annex A

NOTICE OF EXERCISE

Date: __________, 20___

The undersigned hereby elects irrevocably to exercise the Warrant to purchase Common Stock (the “Warrant”) attached hereto for surrender and cancellation for ______ shares of common stock, par value $0.01 per share (the “Warrant Shares”), of Outdoor Holding Company, a Delaware corporation, formerly known as AMMO, Inc. (the “Company”).

Payment of Exercise Price [check one]:

☐ makes payment of $_________ (at the rate of $____ per Warrant Share) in payment of the Exercise Price pursuant thereto; or

☐ elects to exercise the Warrant on a cashless basis and to convert its right to purchase ________ Warrant Shares under the Warrant for ______ Warrant Shares, in accordance with the following formula:

X = Y (A-B)

A

Where X = the number of Warrant Shares to be issued to Holder by the Company

Y = the number of Warrant Shares that Holder elects to purchase under the Warrant (as of the date of such calculation)

A = the Per Share Price which is equal to $_______.

B = the Exercise Price which is equal to $_______ per Warrant Share.

Please issue the Warrant Shares as to which the Warrant is exercised and, if applicable, a new warrant of like tenor representing the number of Warrant Shares for which the Warrant has not been exercised.

Capitalized terms used but not defined herein shall have the meaning ascribed to such terms in the Warrant.

GDI AIR III LLC

By:
Name:
Title:

Annex B

NOTICE OF TRANSFER

FOR VALUE RECEIVED, __________________ does hereby sell, assign and transfer unto __________________ (the “Transferee”) the right to purchase _________ shares of common stock, par value $0.01 per share, of Outdoor Holding Company, a Delaware corporation, formerly known as AMMO, Inc., (the “Company”), evidenced by the Warrant to purchase Common Stock attached hereto for surrender and cancellation and does hereby authorize the Company to transfer such right on the books of the Company. The Transferee hereby acknowledges the restrictions on transfer contained in Section 2.5 and Article 4 of the Warrant.

Dated: __________, 20__

GDI AIR III LLC

By:
Name:
Title: